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                                                                    EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Vaughn Communications, Inc. of our report dated March 27, 1998, included in the 1998 Annual Report to Shareholders of Vaughn Communications, Inc.

Our audits also included the financial statement schedule of Vaughn Communications, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-29895, No. 333-29913, No. 33-41882, 33-41883,
33-41884 and 33-41885) pertaining to certain stock option plans of Vaughn Communications, Inc. of our report dated March 27, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Vaughn Communications,
Inc.


                                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 28, 1998